                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of First Bank System, Inc. of our report dated January 9, 1996 (except for Note C, as to which the date is February 16, 1996), with respect to the consolidated financial statements of First Bank System, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1995.

      Registration
Form  Statement No.                        Purpose
----  -------------                        -------

S-8         2-89224  Capital Accumulation Plan
S-8        33-16242  1987 Stock Option Plan
S-8        33-42333  Employee Stock Purchase Plan
S-8        33-55932  WCIC Options
S-8        33-42334  1991 Stock Option Plan
S-8        33-52835  1988 Equity Participation Plan
S-8        33-52959  1994 Stock Incentive Plan
S-8        33-53395  1991 Stock Incentive Plan
S-8       333-01099  FirsTier Financial, Inc. Omnibus Equity Plan (as assumed by First Bank System, Inc.)

S-3        33-38268  Northern Cities Bancorp acquisition
S-3        33-33508  Dividend Reinvestment Plan
S-3        33-47785  Siouxland acquisition
S-3        33-57169  Metropolitan Financial Corporation warrants
S-3        33-55485  First Dakota Financial Corporation acquisition
S-3        33-52495  American Bankshares of Mankato acquisition
S-3        33-58521  $1 billion shelf registration
S-3        33-61667  Warrants for settlement of Edina Realty litigation
S-3        33-62251  Southwest Holdings, Inc. acquisition

S-4        33-64447  First Interstate Bancorp


/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 1, 1996